UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2007

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Registrant announced in the press release attached hereto as Exhibit 99.1, that it is soliciting consents from the holders of all of its 3.50% Notes due 2008, 6.25% Notes due 2009, 7.375% Notes due 2011 and 5.00% Notes due 2014 (together, the “Notes”). The Registrant is requesting a one-time waiver (the “Proposed Waiver”) through July 9, 2007, of any default or event of default that has arisen prior to the effective date of the waiver by virtue of the Registrant’s failure to file with the Securities and Exchange Commission (the “SEC”) and furnish to Citibank, N.A., the trustee, with respect to the Notes, and holders of the Notes, certain reports required to be so filed and furnished by the Registrant pursuant to the terms of the indentures governing the Notes.

As previously announced, the Registrant has not yet filed with the SEC its Quarterly Report on Form 10-Q for either the fiscal quarter ended September 29, 2006 or the fiscal quarter ended December 29, 2006 (each, a “Quarterly Report,” and together, the “Quarterly Reports”). On December 8, 2006, the Registrant received a notice of default from Citibank, N.A., as trustee, with respect to its default under the various indentures governing the Notes arising from the Registrant’s failure to timely file the Quarterly Report for the fiscal quarter ended September 29, 2006. On December 21, 2006, the Registrant obtained a waiver through March 9, 2007 from more than a majority of the holders of the Registrant’s outstanding 6.25% Notes with respect to its failure to file the Quarterly Report for the fiscal quarter ended September 29, 2006.

As previously announced, the Registrant’s Board of Directors has appointed a special committee to conduct an independent investigation into the Registrant’s option grant practices. As such, the Registrant has not filed with the SEC or furnished to the Citibank, N.A., as trustee, its Quarterly Reports when due as required pursuant to the indentures.

The Proposed Waiver shall become effective (the “Effective Date”) with respect to each series of notes promptly following the receipt of valid and unrevoked letters of consent from holders as of the record date (the “Consenting Holders”) representing a majority of the outstanding aggregate principal amount of such series of Notes (the “Requisite Consents”). Properly delivered and unrevoked letters of consent may not be revoked after the Effective Date.

Assuming the receipt of the Requisite Consents, on the business day following the expiration of the consent solicitation, or as promptly as practicable thereafter, the Registrant will pay to each Consenting Holder of each series of Notes as to which Requisite Consents are received an initial consent fee of $1.25 for each $1,000 in principal amount of the Notes as to which a properly executed letter of consent is received by the Tabulation and Information Agent on or prior to the expiration of the consent solicitation and which is not revoked. The Registrant will also pay to each Consenting Holder of each series of Notes as to which Requisite Consents are received an additional consent fee of $1.00 for each $1,000 in principal amount of such Notes on the ninth day (or, if occurring on a weekend or holiday, the immediately following business day) of each month following the payment of the initial consent fee (beginning April 9, 2007) to the earlier of (i) the date on which the Registrant has filed with the SEC and furnished to Citibank, N.A., as trustee, the Quarterly Reports and (ii) July 9, 2007.

Item 9.01.      Financial Statements and Exhibits

99.1         Press release dated February 21, 2007 regarding the Registrant’s Consent Solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: February 27, 2007	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

EXHIBIT INDEX

Exhibit

99.1 Press release dated February 21, 2007 regarding the Registrant’s Consent Solicitation

3